REVOLVING CREDIT AGREEMENT

________________________________________________________________________________


                                 BY AND BETWEEN

                              CAC ACQUISITION, INC.

                                     - AND -

                          NATIONSBANK OF FLORIDA, N.A.

________________________________________________________________________________


                          DATED AS OF OCTOBER 26, 1995

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    SECTION 1
                                   DEFINITIONS........................         1
   1.1      DEFINED TERMS ............................................         1
   1.2      OTHER DEFINITIONAL PROVISIONS ............................         4

                                   SECTION 2
                     AMOUNT AND TERMS OF REVOLVING CREDIT ............         5
   2.1      REVOLVING CREDIT .........................................         5
   2.2      ADVANCES UNDER REVOLVING CREDIT ..........................         5
   2.3      LIBOR OPTION .............................................         6
   2.4      NOTE .....................................................         9
   2.5      INTEREST ON THE NOTE .....................................         9
   2.6      MATURITY OF REVOLVING CREDIT .............................         9
   2.7      ACCESS TO REVOLVING CREDIT ...............................         9
   2.8      INTEREST .................................................         9
   2.9      PAYMENTS .................................................        10
   2.10     STANDBY L/C AGREEMENT ....................................        10

                                    SECTION 3
                            ADDITIONAL COSTS AND FEES ................        10
   3.1      ADDITIONAL COSTS .........................................        10
   3.2      FACILITY FEE .............................................        11

                                    SECTION 4
                                   COLLATERAL ........................        12

                                    SECTION 5
                                    GUARANTY .........................        12

                                    SECTION 6
                          REPRESENTATIONS AND WARRANTIES .............        12
   6.1      ORGANIZATION, STANDING, CORPORATE POWER, ETC .............        12
   6.2      AUTHORIZATION ............................................        13
   6.3      LITIGATION ...............................................        13
   6.4      FINANCIAL STATEMENTS .....................................        13
   6.5      TAXES ....................................................        14
   6.6      BURDENSOME RESTRICTIONS ..................................        14
   6.7      CENTRAL OWNERSHIP ........................................        14
   6.8      PROPERTY AND ASSETS ......................................        14

                                       (i)

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   6.9      PERMITS, LICENSES AND APPROVALS ..........................        14
   6.10     ENFORCEABILITY ...........................................        14
   6.11     DEFAULT ..................................................        15
   6.12     REGULATION U .............................................        15
   6.13     ERISA ....................................................        15
   6.14     INVESTMENT COMPANY ACT ...................................        15
   6.15     USE OF PROCEEDS ..........................................        15
   6.16     OTHER ASSETS .............................................        15

                                    SECTION 7
                               CONDITIONS PRECEDENT ..................        15
   7.1      OPINION OF COUNSEL .......................................        16
   7.2      SUPPORTING DOCUMENTS .....................................        16
   7.3      CONDITIONS TO ALL ADVANCES AND STANDBY L/C'S .............        17

                                    SECTION 8
                              AFFIRMATIVE COVENANTS ..................        18
   8.1      CORPORATE EXISTENCE ......................................        18
   8.2      INSURANCE ................................................        19
   8.3      OBLIGATIONS AND TAXES ....................................        19
   8.4      NOTICE ...................................................        19
   8.5      BOOKS AND RECORDS/AUDITS .................................        19
   8.6      COMPLIANCE WITH LAW ......................................        19
   8.7      TRANSACTIONS WITH AFFILIATES .............................        20
   8.8      CONTINGENT LIABILITIES ...................................        20
   8.9      EXECUTION OF OTHER DOCUMENTS .............................        20
   8.10     REPORTING REQUIREMENTS - BORROWER ........................        20
   8.11     NET WORTH - BORROWER .....................................        21
   8.12     FUNDED DEBT/EARNINGS RATIO - BORROWER ....................        22
   8.13     FIXED CHARGE COVERAGE RATIO - BORROWER ...................        22
   8.14     DISTRIBUTORSHIP AGREEMENT - BORROWER .....................        22
   8.15     REPORTING REQUIREMENTS - GUARANTOR .......................        22
   8.16     TANGIBLE NET WORTH - GUARANTOR ...........................        24
   8.17     LEVERAGE RATIO - GUARANTOR ...............................        24
   8.18     MANAGEMENT - GUARANTOR ...................................        24

                                    SECTION 9
                               NEGATIVE COVENANTS ....................        24
   9.1      DEFAULT UNDER OTHER AGREEMENTS OR CONTRACTS ..............        24
   9.2      ACCOUNTING PRACTICES .....................................        25
   9.3      GUARANTIES/DEBT ASSUMPTIONS - BORROWER ...................        25
   9.4      SALE/LEASEBACK AND CAPITALIZED LEASE
             TRANSACTIONS - BORROWER .................................        25
   9.5      DISPOSAL OF PROPERTY - BORROWER ..........................        25

                                      (ii)

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   9.6      OWNERSHIP - BORROWER .....................................        25
   9.7      ADDITIONAL INDEBTEDNESS - BORROWER .......................        25
   9.8      DIVIDENDS - BORROWER .....................................        25
   9.9      ADDITIONAL LIENS - BORROWER ..............................        26
   9.10     CAPITAL EXPENDITURES - BORROWER ..........................        26
   9.11     ADVANCES TO AFFILIATES ...................................        26
   9.12     LIMITATION ON MERGERS AND SALE OF ASSETS .................        26
   9.13     CONTROL/NAME .............................................        26
   9.14     NOTES, ACCOUNTS RECEIVABLE ...............................        26

                                   SECTION 10

                                      (iii)

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                               TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
                             DEFAULTS AND REMEDIES ...................        26
   10.1     EVENTS OF DEFAULT AND REMEDIES ...........................        26

                                   SECTION 11
                                 MISCELLANEOUS .......................        29
   11.1     NOTICES ..................................................        29
   11.2     SURVIVAL OF REPRESENTATIONS ..............................        30
   11.3     EFFECT OF DELAY ..........................................        30
   11.4     EXPENSES .................................................        30
   11.5     MODIFICATIONS AND WAIVERS ................................        30
   11.6     DISCLAIMER ...............................................        30
   11.7     REMEDIES CUMULATIVE ......................................        31
   11.8     APPLICATION OF PAYMENTS ..................................        31
   11.9     CONSTRUCTION .............................................        31
   11.10    SEVERABILITY OF PROVISIONS ...............................        31
   11.11    HEADINGS .................................................        31
   11.12    SUCCESSORS AND ASSIGNS ...................................        31
   11.13    INDEMNIFICATION ..........................................        32
   11.14    TIME OF PAYMENTS .........................................        32
   11.15    MANDATORY ARBITRATION ....................................        32

                                      (iv)

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                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (the "Agreement") is made and entered into as of the 26th day of October, 1995, by and between:

                             CAC ACQUISITION, INC.,

                   a North Carolina corporation, which corporation shall immediately change its name to CENTRAL AIR CONDITIONING DISTRIBUTORS, INC. upon the acquisition described in
                   Section 5.15 herein

                                      -and-

                          NATIONSBANK OF FLORIDA, N.A.,
                           (hereinafter the "Lender")

                                 R E C I T A L S

         A. The Borrower has requested Lender to provide a Revolving Credit (as said term is defined herein) to the Borrower, as set forth herein.

         B. The Lender is willing to provide the Revolving Credit to the Borrower for the purposes, upon the terms, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ADVANCE": an Advance to the Borrower pursuant to Section 2.2 herein.

                  "AFFILIATES": any Person that directly or indirectly through one or more intermediaries controls or are controlled by or are under common control with Borrower.

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                  "AGREEMENT": this Revolving Credit Agreement, as the same may be amended, supplemented, modified or extended from time to time.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in the States of Florida and North Carolina are authorized or required by law to close.

                  "CLOSING DATE":  as of October 26, 1995.

                  "CODE": the Internal Revenue Code of 1986, as amended, supplemented or modified from time to time.

                  "DEFAULT": any of the events specified in Section 10 herein, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied, provided such Default has not been waived in writing by the Lender.

                  "DEFAULT RATE": an interest rate per annum equal to the lesser of (i) two (2.0%) percent in excess of the Prime Rate; or (ii) the maximum rate of interest permitted by law.

                  "ERISA": the Employee Retirement Income Security Act of 1974 and all related provisions of the Code, as the same may be amended, supplemented or modified from time to time, together with all applicable rulings and regulations issued under the provisions of either of them.

                  "EVENT OF DEFAULT": any of the events specified in Section 10 herein, provided that any requirement for the giving of notice, the lapse of time, or both, or any other conditions, has been satisfied.

                  "FUNDED DEBT": Indebtedness of Borrower other than trade payables, accrued expenses incurred in the ordinary course of business, deferred tax obligations and the Subordinated Indebtedness.

                  "GUARANTOR":  Watsco, Inc., a Florida corporation.

                  "INDEBTEDNESS": at any date, any obligation for money borrowed or other monetary obligations incurred, whether or not evidenced by notes, bonds, debentures or other similar instruments, or any obligation under conditional sale or other title retention agreements or capitalized leases or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any guaranty of any of the foregoing.

                  "LIABILITIES": at any date, all liabilities, direct and indirect, contingent and absolute, computed in accordance

                                        2


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with generally accepted accounting principles applied on a consistent basis.

                  "LIBOR RATE": the rate at which United States Dollar deposits are offered in the London Interbank Market, fully adjusted for any reserve requirements established from time to time by the Board of Governors of the Federal Reserve System.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction).

                  "LINE AGREEMENT": that certain Amendment to Line of Credit Agreement by and between the Lender and Guarantor dated as of April 30, 1994; and that certain Second Amendment to Line of Credit Agreement by and between the Lender and Guarantor dated as of June 23, 1995.

                  "LOAN DOCUMENTS": this Agreement, the Note, the Stock Pledge Agreement, the Financing Statements, the Guaranty, the Solvency Certificate and all documents, instruments and agreements executed in connection herewith or therewith.

                  "MATURITY DATE":  December 31, 1998.

                  "NET WORTH": (A) the aggregate amount of assets shown on the balance sheet of Borrower at any particular date less (B) all Liabilities of Borrower at such date; all as determined in accordance with generally accepted accounting principals consistently applied.

                  "NOTE":  as said term is defined in Section 2.4 herein.

                  "PERSON": an individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental or any agency or political subdivision thereof.

                  "PLAN": any plan of a type described in Section 4021(a) of ERISA which may be established (or maintained by the Borrower in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE": the index rate of interest (but not necessarily the best or lowest rate charged borrowing customers of the Lender) announced by the Lender from time to time as its

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prime rate. Said rate is a reference rate for the information and use of the
Lender in establishing the actual rates to be charged to its borrowers.

                  "REPORTABLE EVENT": any of the events set forth in Section 4034(b) of ERISA or the regulations thereunder.

                  "REVOLVING CREDIT": as said term is defined in Section 2.1 herein.

                  "RHEEM":  Rheem Manufacturing Company, a Delaware corporation.

                  "RHEEM AGREEMENT": the distributorship agreement by and between Rheem and Borrower, together with all amendments thereto, which agreement shall be in form and content acceptable to Lender.

                  "STANDBY L/C AGREEMENT": the Lender's current form of Application and Agreement for Standby Letter of Credit attached hereto and made a part hereof as Exhibit "A".

                  "SUBORDINATED INDEBTEDNESS": the subordinated indebtedness of Borrower to Guarantor in the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000.00) under that certain Subordination Agreement by and among Lender, Borrower and Guarantor of even date herewith (the "Subordination Agreement).

                  "TANGIBLE NET WORTH": the aggregate amount of assets shown on the balance sheet of Guarantor on any particular date (but excluding from such assets, capitalized organizational and development costs, capitalized interest, debt discount and expense, goodwill, patents and trademarks, copyrights, franchises, licenses, amounts due from officers, employees, directors, stockholders and affiliates, and other assets as are properly classified as intangible assets under generally accepted accounting principles), less Liabilities of Guarantor at such date with the exception of those certain ten percent (10%) Convertible Subordinated Debentures due 1996 under that certain Indenture dated September 12, 1986, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

                  "TERMINATION DATE": the earlier of the Maturity Date or any other date beyond which the Lender shall have no obligation hereunder to make Advances, whether as a result of maturity, Default or otherwise.

         1.2      OTHER DEFINITIONAL PROVISIONSOTHER DEFINITIONAL PROVISIONS.
(a) all terms defined in or incorporated into this Agreement shall have the defined

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meanings when used herein or in the Loan Documents or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires; (b) each accounting term used but not defined herein shall have the meaning given to it under generally accepted accounting principles.

                                    SECTION 2
                      AMOUNT AND TERMS OF REVOLVING CREDIT

         2.1      REVOLVING CREDIT.

                  (a) The Lender agrees, upon the terms and subject to the conditions hereof, to extend a revolving credit facility to the Borrower (the "Revolving Credit"), in an aggregate principal amount at any one time outstanding not to exceed EIGHT MILLION DOLLARS ($8,000,000.00), to be used by the Borrower in order to obtain loans and advances from the Lender ("Advances") pursuant to the terms and provisions set forth in Section 2.2 herein and for the issuance of two (2) standby letters of credit in the maximum aggregate face amount of FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000.00) (the "Standby L/C's"). The aggregate principal amount of all Advances and the face amount of the Standby L/C's outstanding at any one time under the Revolving Credit shall not at any time exceed EIGHT MILLION DOLLARS ($8,000,000.00). The Advances to the Borrower and issuance of the Standby L/C's on behalf of Borrower shall at all times be conditioned upon there existing no Default or Event of Default hereunder, and the Lender shall have no obligation to make Advances or issue the Standby L/C's at any time that a Default or Event of Default exists hereunder. Until the Termination Date, the Borrower may use the Revolving Credit by borrowing, repaying in whole or in part, and reborrowing under the Revolving Credit, all in accordance with this Agreement; provided, however, at the time of each Advance or issuance of the Standby L/C's under the Revolving Credit, the Borrower shall not be in Default hereunder, or in default under any other agreement with or obligation to the Lender.

         2.2      ADVANCES UNDER REVOLVING CREDIT.

                  (a) Subject to the terms and conditions hereof, from time to time the Borrower may obtain Advances under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed EIGHT MILLION DOLLARS ($8,000,000.00). The Borrower may use Advances to pay or prepay any Advances outstanding under such facility in whole or in part, subject to the terms and conditions of this Agreement; provided that at the time of each such Advance, the Borrower shall not be in Default hereunder, or in default under any other agreement with or obligation to the Lender.

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                  (b) Interest on the Advances outstanding from time to time under the Revolving Credit shall accrue at an annual rate to be selected by Borrower equal to either: (i) a fixed rate equal to seventy-five (75) basis points in excess of the LIBOR Rate for periods of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, one hundred fifty (150) days, one hundred eighty (180) days or one (1) year, but in any event not to exceed the Maturity Date (the "LIBOR Option"); or (ii) a fluctuating rate equal to the Prime Rate minus one and five-eighths of one percent (1 5/8%) (the "Prime Option"). All interest shall be computed on a daily basis based on a 360-day year. All interest accrued on Advances under the Revolving Credit shall be due and payable quarterly on the fifth (5th) day of each month. If such day is not a Business Day, the Business Day next succeeding such date shall be the date on which interest shall be due and payable.

                  (c) The Borrower may request Advances on any Business Day, provided that the Borrower shall give the Lender irrevocable telephonic notice confirmed in writing (via facsimile or hand delivery) on Lender's usual and customary form, substantially in the form attached hereto as Exhibit "B", received by the Lender prior to 12:00 noon (Miami, Florida time) two (2) Business Days prior to the borrowing date in the event an Advance subject to the LIBOR Option is selected, specifying the amount to be borrowed and the borrowing date. Upon fulfillment of the applicable conditions set forth herein, the Lender shall make such funds available to the Borrower on the borrowing date by crediting same to the Borrower's demand deposit account with Lender. Upon each crediting of a sum to the account of the Borrower, the Borrower shall have effected an Advance from the Lender under the Revolving Credit and shall be indebted to the Lender for the amount thereof, plus interest thereon, in accordance with the terms and conditions hereof. Lender shall incur no liability to Borrower in acting upon any advice referred to above, whether oral or written, which Lender believes in good faith to have been given by an officer or other person authorized to borrow on behalf of Borrower. Further, all documents required to be executed in conjunction with Advances under this Agreement may be signed by any of the officers or other persons duly authorized by the general borrowing resolution of Borrower, as such resolution may be amended from time to time.

         2.3 LIBOR OPTION. On the Closing Date, or at the expiration of any Interest Period (as hereinafter defined), if Borrower selects the LIBOR Option, it shall simultaneously advise Lender whether such selection is for a thirty
(30) day, sixty (60) day, ninety (90) day, one hundred twenty (120) day, one hundred fifty (150) day, one hundred eighty (180) day or a one (1) year period and the applicable interest rate shall remain

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effective for the period selected (an "Interest Period"). If Borrower elects to renew a LIBOR Option Advance, two (2) Business Days prior to the expiration of any Interest Period, Borrower shall give telephone instructions to Lender (confirmed in writing), of its election to renew the LIBOR Option Advance for a subsequent Interest Period and failure to give such instructions shall conclusively be presumed to be a selection by Borrower of the Prime Option. If Borrower has selected the Prime Option with respect to any Advance, it may elect, at any time, to change the interest rate to the LIBOR Option, by telephonic notice (confirmed in writing) no later than two (2) Business Days prior to the date the LIBOR Option selection is to become effective. Borrower may select the LIBOR Option to be in effect with respect to all or specified portions of the Revolving Credit, provided, however, Advances subject to the LIBOR Option shall be in minimum increments of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) and no more than three (3) Advances shall be subject to the LIBOR Option at any one time.

                  In the event Borrower has selected the LIBOR Option with respect to the initial funding or any Interest Period, such selection shall be subject to the following terms and conditions:

                           (1) If, at any time, Lender shall have determined (which determination shall be final and conclusive and binding on the parties hereto provided Lender has made such determination in good faith) that, as a result of any change in any applicable law or governmental (federal, state or local, domestic or foreign) rule, regulation or order or any interpretation thereof (including without limitation, the introduction of any new or revised law or governmental rule, regulation or order) or its compliance with any directive or request of any central bank or other governmental authority (whether or not having the force of law), the cost to Lender of making, funding or maintaining the portion of the Revolving Credit which then is subject to one or more LIBOR Options (the "LIBOR Loan") has increased from its cost at the time of the commencement of the relevant Interest Period, then Lender shall promptly so notify Borrower thereof by telephone (confirmed in writing) and Borrower shall pay to Lender within thirty (30) days an amount sufficient to indemnify Lender against such increased cost.

                           (2) In the event that, at any time, Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon the parties hereto) that it has become unlawful for

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                           Lender to obtain funds in the relevant offshore
                           interbank markets in order to make or maintain its LIBOR Loan, Lender shall promptly give notice to Borrower by telephone (confirmed in writing) of that determination, whereupon the Prime Rate Option, or a certificate of deposit based pricing option (the "CD Option") to be made available to Borrower by Lender upon such determination, shall be in effect for the duration of the pending Interest Periods with respect to the LIBOR Loan.

                           (3) If, on or before the date of commencement of any Interest Period, Lender shall have determined (which determination shall be final, conclusive and binding on all the parties hereto) that (i) deposits in United States dollars in amounts equal to the portion of the Revolving Credit to be subject to the LIBOR Option for that Interest Period are not being offered to Lender in the relevant markets, or (ii) by reason of changes affecting the relevant markets, the LIBOR Option to be in effect for that period will not adequately and fairly reflect the cost to Lender of maintaining the LIBOR Loan for that period, Lender shall promptly so notify Borrower by telephone (confirmed in writing) whereupon the Prime Option, or CD Option to be made available to Borrower by Lender upon such determination, shall be in effect for that period with respect to the LIBOR Loan;

                           (4) Borrower shall compensate Lender within thirty (30) days of the written request of Lender (which shall set forth in reasonable detail the basis for requesting such compensation) for all reasonable losses, expenses and liabilities (including without limitation, any interest paid by Lender to lenders of funds borrowed by it to carry its LIBOR Loan during any Interest Period and for any loss sustained by Lender in connection with the re-employment of such funds) which Lender may sustain: (i) as a result of Borrower's failure to borrow funds which had been committed by Lender in advance, at Borrower's request; or (ii) as a result of Borrower's prepayment of any outstanding LIBOR Loan.

         In the event Lender shall have determined (which determination shall be binding and conclusive on Borrower) that, by reason of circumstances affecting the relevant markets for the LIBOR Option, adequate and reasonable means do not exist for

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ascertaining the LIBOR Option with respect to (a) the continuation of the LIBOR
Option then in existence pursuant to a prior request of Borrower, or (b) any request by Borrower to change the Prime Option then in existence, to the LIBOR Option, Lender shall promptly notify Borrower by telephone (confirmed in writing) of such determination. Upon receipt of such notice, the Prime Option, or CD Option to be made available to Borrower by Lender upon such determination, shall be in effect until Lender notifies Borrower that it may resume selection of the LIBOR Option.

                  In any case where Borrower may select an interest rate option and fails or neglects to do so, then the Prime Option shall apply.

         2.4      NOTE.

                  (a) All obligations of the Borrower to the Lender under the Revolving Credit shall be evidenced by a master revolving promissory note in form and content acceptable to Lender, executed by Borrower payable to the order of Lender dated of even date with this Agreement in the principal amount of EIGHT MILLION DOLLARS ($8,000,000.00) (the "Note").

                  (b) The Note shall be deemed to reflect the aggregate unpaid principal amount of all obligations created under the Revolving Credit, including the aggregate outstanding principal balance of all Advances made pursuant to Section 2.2 hereof, whether or not the face amount of the Note is in excess of the amount actually outstanding from time to time, and whether or not the indebtedness outstanding thereunder or any portion thereof is from time to time repaid and reborrowed.

         2.5      INTEREST ON THE NOTE.

                  (a) Except as otherwise provided in this Section 2.5, the aggregate principal balance of the Advances outstanding from time to time shall bear interest and shall be payable as set forth in Section 2.2 hereof.

                  (b) If the Borrower shall Default in the payment of the principal of, or interest on, any Advances made pursuant to Section 2.2 hereof, then in any such event the Borrower shall, on demand, pay interest on the amount in Default from the date of such Default up to the date of actual payment, at the Default Rate.

                  (c) Interest hereunder shall be charged only on the sums outstanding and shall be computed from the date such indebtedness is incurred to the date of repayment.

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         2.6      MATURITY OF REVOLVING CREDIT. The outstanding principal
balance on the Revolving Credit, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of the Revolving Credit Maturity Date or the Termination Date.

         2.7 ACCESS TO REVOLVING CREDIT. Until the Lender receives further written notice from the Borrower, only W. Stokes Huff, Jr., Mike Huff and Ronald
P. Newman shall be the authorized signatories of the Borrower, authorized to request Advances.

         2.8 INTEREST. All interest hereunder shall be computed on a daily basis, based on a 360-day year. In no event shall interest be due at a rate in excess of the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make any agreement which shall be violative of the laws of the State of Florida or the United States of America relating to usury. In no event shall Borrower pay or Lender accept or charge any interest which, together with any other charges upon the principal or any portion thereof, howsoever computed, after taking into account any requirement for commitment and facility fees, shall exceed the maximum lawful rate of interest allowable under the laws of the State of Florida or the United States of America from time to time. Should any provision of this Agreement or any existing or further notes, loan agreements or any other agreements between the parties be construed to require the payment of interest which, together with any other charges upon the principal or any portion thereof, after taking into account any requirement for commitment and facility fees, shall exceed such maximum lawful rate of interest, then any such excess shall not be charged to the Borrower and shall be applied against the remaining principal balance.

         2.9 PAYMENTS. All payments of principal and interest under the Note shall be made to Lender at 150 S.E. Third Avenue, Miami, Florida 33131, in immediately available funds.

         2.10 STANDBY L/C AGREEMENT. (a) Lender will, upon Borrower's application on the Standby L/C Agreement issue two (2) Standby L/C's on behalf of Borrower in connection with purchase by Borrower of the assets of Central Air Conditioning Distributors, Inc., a North Carolina corporation (the "Asset Purchase") in the maximum aggregate face amount of FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000.00). Lender will not issue any Standby L/C unless such instrument shall have an expiration date of not later than September 30, 1996. The issuance of the Standby L/C's shall, immediately upon the issuance thereof, reduce the amount of borrowing availability under the Revolving Credit by an amount equal to the face amount of the Standby L/C's.

                  (a) Upon a draw under any Standby L/C the Borrower shall reimburse Lender in accordance with the terms and conditions of the Standby L/C Agreement.

                  (b) In connection with each Standby L/C, Borrower shall pay to Lender a fee equal to one percent (1.0%) per annum on the face amount of each Standby L/C issued, together with all other costs and expenses incurred by Lender in connection with the issuance of a Standby L/C (the "Standby L/C Fee"). The Standby L/C Fee shall be due and payable on the date of issuance of each Standby L/C, and on the date of any subsequent renewal and/or extension thereof.

                                    SECTION 3
                            ADDITIONAL COSTS AND FEES

         3.1 ADDITIONAL COSTS. If at any time after the date hereof, and from time to time, the Lender determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, the Lender's required levels of reserves, deposits, deposit insurance or capital (including any allocations of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of the Lender with any of such requirements, has or would have the effect of (i) increasing the Lender's costs relating to the Revolving Credit hereunder and (ii) reducing the yield or rate of return of the Lender on the Revolving Credit, to a level below that which the Lender could have achieved but for the adoption or modification of any such requirements, then, the Borrower shall, upon ninety (90) days prior written notice from the Lender, pay to the Lender such additional amounts as (in the Lender's sole judgment, after good faith and reasonable computation, the written explanation of which shall be presented to the Borrower) will compensate the Lender for such increase in costs which results in reduction in yield or rate of return of the Lender, said compensation to be calculated prospectively from the date of notice from the Lender. No failure of the Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of the Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

         3.2 FACILITY FEE. In connection with the Revolving Credit, the Borrower shall pay to the Lender an annual facility fee (the "Facility Fee") equal to the amount of the Revolving Credit multiplied by sixteen and sixty-seven one hundredths (16.67) basis points per annum. The first annual payment of the Facility Fee shall be made to the Lender upon the Closing Date of the Revolving Credit and each subsequent payment of the Facility Fee shall be made on each anniversary of the Closing Date; provided, however, the Facility Fee payable in the final year of the Revolving Credit shall be reduced pro-rata based upon the number of months remaining from the last anniversary date through the Maturity Date.

                  In the event the Revolving Credit is terminated by Borrower prior to the Maturity Date, the Facility Fee shall be due and payable in full upon said termination, calculated based upon the term of the Revolving Credit minus any amounts previously paid. A restructure or renegotiation of the Revolving Credit by and between Borrower and Lender shall not be considered a termination by Borrower and any portion of the most recent installment of the Facility Fee which has been paid in advance of the restructuring or renegotiation of the Revolving Credit shall be credited to any new facility fee due and payable in connection with said restructuring or renegotiation.

                                    SECTION 4
                                   COLLATERAL

         In order to secure the full and timely payment of all Indebtedness under the Revolving Credit, as well as any renewals, extensions or modifications thereof, and to secure performance of all obligations of Borrower to Lender, however and whenever created, and to protect the Lender's rights hereunder and under the Revolving Credit, on or before the Closing Date, all of the holders of the common stock of the Borrower shall execute a pledge agreement (the "Pledge Agreement") wherein Guarantor, as one hundred percent (100%) shareholder of Borrower, shall pledge in favor of the Lender its shares of common stock of the Borrower. The Borrower shall cause to be delivered to the Lender all of the stock certificates evidencing the Guarantor's ownership interest in the Borrower (the "Stock Certificates"), together with undated executed stock powers related thereto (the "Stock Powers") and a requisite UCC-1 financing statement (the "UCC"), in order to perfect the Lender's first priority security interest in the common stock of the Borrower, together with all proceeds thereof, said Pledge Agreement and UCC-1 to be in form and content satisfactory to the Lender and its counsel (all the foregoing hereinafter referred to as the "Collateral").

                                    SECTION 5
                                    GUARANTY

         All of the Borrower's obligations under the Revolving Credit, as well as any renewals, modifications, amendments and extensions thereof, and all obligations of the Borrower to the Lender, howsoever and whenever incurred shall be unconditionally guaranteed by Watsco, Inc., a Florida corporation (hereinafter the "Guarantor"), pursuant to a written guaranty (hereinafter the "Guaranty") in form and content acceptable to Lender in its sole discretion.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Advances and issue the Standby L/C's contemplated hereby, Borrower and Guarantor each represent and warrant to the Lender that:

         6.1 ORGANIZATION, STANDING, CORPORATE POWER, ETC. It is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its properties and to carry on its business as now being conducted, in every jurisdiction where it is conducting its business, and has corporate power and authority to execute and perform this Agreement and to execute and deliver all other documents, instruments and agreements provided for herein.

         6.2 AUTHORIZATION. The execution and performance of this Agreement, the borrowings hereunder and the execution and delivery of each of the Loan Documents, and all other documents and instruments provided for herein:

                  (a) have been duly authorized by all requisite corporate action, and do not require any consent or approval of any other Person, including without limitation, any of its stockholders or creditors;

                  (b) will not violate any provision of law relating to it, or its Articles of Incorporation or Bylaws, as amended to the date hereof; and

                  (c) will not violate or be in conflict with, result in a breach of, or constitute a default under, any indenture, agreement and other instrument to which it is a party or by which it or any of its properties is bound, or any order, writ, injunction or decree of any court or governmental institution, the result of which could have a material adverse effect on its financial or business condition.

         6.3 LITIGATION. There are no actions, suits or proceedings pending, or, to its knowledge, threatened against or adversely affecting it, at law or in equity or before or by any federal agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or the possibility of any judgment or liability which may result in any material adverse change in the business, operations, prospects, properties or assets, or in the condition, financial or otherwise, of Borrower or Guarantor or the possible loss or forfeiture of any material license or permit. It is not in default with respect to any judgment, order, writ, injunction, decree, or with respect to any rule or regulation of any court, or federal, state, municipal or other governmental department, the result of which could have a material adverse effect on the financial or business condition of Borrower or Guarantor.

         6.4 FINANCIAL STATEMENTS. It heretofore has furnished to the Lender balance sheets, annual statements, and other financial information which, to the best of its knowledge, fairly and accurately present in all material respects the financial condition and the results of its operations as of the dates and for the periods indicated, and said financial statements show all known liabilities, direct or contingent material liabilities as of the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the furnishing of the most recent financial statements, there has been no material adverse change in its financial or other condition.

         6.5 TAXES. It has filed, or caused to be filed, all federal and state tax returns which, to the knowledge of the officers thereof, are required to be filed and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it and not being contested in good faith, to the extent that such taxes have become due.

         6.6 BURDENSOME RESTRICTIONS. Except as are reflected on the most recent financial statements, it is not a party to any material agreement or instrument or subject to any charter or other corporate restrictions materially and adversely affecting its business, properties or assets, operations or condition, financial or otherwise.

         6.7 CENTRAL OWNERSHIP. All of the issued and outstanding capital stock of Borrower is owned one hundred percent (100%) by Guarantor.

         6.8 PROPERTY AND ASSETS. It has good and indefeasible title to all the property and assets reflected on the most recent financial statements furnished by it to the Lender, except such as has been disposed of in the ordinary course of business since the date of said financial statements, and all such property and assets are free and clear of any liens, except liens for taxes not yet due, liens being contested in good faith, liens permitted elsewhere in this Agreement, liens on personal or real property as reflected in the most recent financial statements, and also except for liens, if any, on properties acquired subsequent to said statements and prior to the date of this Agreement.

         6.9 PERMITS, LICENSES AND APPROVALS. It possesses all material permits, licenses or other governmental approvals required by any federal, state or local governmental authority for the conduct of its business as now conducted. Each such permit, license or other governmental approval is unencumbered, in good standing and there are no proceedings pending or, to the knowledge of it, threatened against it or any other party, which seek to suspend, revoke or terminate, or otherwise question the right of it to the benefits of any such permit, license or other governmental approval.

         6.10 ENFORCEABILITY. This Agreement and each of the Loan Documents, when delivered hereunder, will constitute legal, valid and binding obligations of it, as applicable, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, equitable principles or other laws affecting the rights of creditors generally.

         6.11 DEFAULT. It is not in default in any respect under, or with respect to, any contract, agreement or other instrument to which it is a party or by which it or its assets may be bound, the result of which default could have a material adverse effect on its financial or business condition and no Default or Event of Default under this Agreement has occurred and is continuing.

         6.12 REGULATION U. It is not engaged nor will it principally engage, or engage as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or would be inconsistent with, the provisions or Regulations G, T, U or X of said Board or of any Regulations of such Board. Upon request, the Borrower will furnish the Lender with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

         6.13 ERISA. The Plan, if any, maintained by it complies with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code. No Reportable Event has occurred and is outstanding with respect to any Plan.

         6.14 INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.15 USE OF PROCEEDS. The proceeds of the Revolving Credit shall be used to finance the Asset Purchase, and for Borrower's general working capital requirements and Borrower will not use any portion of such proceeds for the benefit of any other Person unless permission is granted by the Lender in writing.

         6.16 OTHER ASSETS. Except as reflected in the financial information previously furnished to the Lender, it did not, as of the date of said financial information, own all or any portion of the stock, property, or assets of any Person.

                                    SECTION 7
                              CONDITIONS PRECEDENT

         The obligations of the Lender under this Agreement are subject to the following conditions precedent:

         7.1 OPINION OF COUNSEL. The Lender shall have received, on or prior to the Closing Date, the opinion of counsel (the "Opinion of Counsel") to Borrower and Guarantor dated the Closing Date, addressed to the Lender, confirming:

                  (a) Borrower and Guarantor are duly organized, validly existing and in good standing in their respective states of incorporation and otherwise qualified to conduct business in the states such business is conducted; that the party or parties signing all documents and instruments required in connection with this Agreement are each duly authorized to do so; that this Agreement and all agreements, documents and instruments related hereto, when executed and delivered to the Lender, will be valid and binding obligations of Borrower and Guarantor, as applicable, enforceable according to their respective terms;

                  (b) that there is no Charter or By-Law provision nor any agreement, contract, indenture, document or instrument to which Borrower or Guarantor is a party, nor any law or regulation or any decree of any court, governmental, authority, bureau or agency binding on Borrower or Guarantor which would be contravened by the execution or delivery of this Agreement or any of the Loan Documents or by the performance of any term, provision, covenant, condition, agreement or obligation of Borrower or Guarantor contained herein or therein;

                  (c) that no order, consent, permit, authorization or approval is required by or from any governmental body, agency or authority, to validate this Agreement or any of the Loan Documents or any action taken, or to be taken by Borrower or Guarantor, hereunder or thereunder; and

                  (d) such other matters relating to Borrower and Guarantor and/or this Agreement as the Lender or its counsel may reasonably require.

         7.2 SUPPORTING DOCUMENTS. The Lender shall have received from Borrower and Guarantor, as applicable, on or prior to the Closing Date or within such other time period indicated:

                  (a) a certificate of the Secretary of Borrower and Guarantor dated as of the Closing Date, certifying as to: (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the borrowings hereunder, and the execution and delivery to the Lender of each of the Loan Documents, and the full force and effect of such resolutions on the Closing Date; (ii) the incumbency and signature of each of the officers of Borrower and Guarantor signing any of the Loan Documents;

                  (b) The executed Note;

                  (c) The executed Pledge Agreement;

                  (d) The executed Financing Statements;

                  (e) The executed Guaranty;

                  (f) The executed Solvency Certificate;

                  (g) The executed Subordination Agreement;

                  (h) The Opinion(s) of Counsel;

                  (i) Certified copies of the Articles of Incorporation and Bylaws of Borrower and Guarantor and all amendments thereto, together with a Certificate of Good Standing of Borrower and Guarantor and proof of qualification to do business in each jurisdiction in which Borrower's and Guarantor's business is conducted;

                  (j) Evidence or certification that, from the date of the latest financial information furnished to Lender by Borrower and Guarantor there has been no adverse change in the business or financial condition of Borrower or Guarantor;

                  (k) Evidence or certification that there exists no pending or threatened litigation, the result of which could have a material adverse effect on the business or financial condition of Borrower or Guarantor;

                  (l) Evidence that the Collateral is owned free and clear of all liens and encumbrances except those in favor of Lender;

                  (m) Evidence of the Rheem Agreement;

                  (n) All agreements, documents, instruments or certificates required to be reviewed by Lender in connection with the Asset Purchase;

                  (o) On or before October 26, 1995, proof satisfactory to Lender that the Asset Purchase has been closed;

                  (o) such additional supporting documents as the Lender or its counsel may reasonably request.

         7.3 CONDITIONS TO ALL ADVANCES AND STANDBY L/C'S. On the date of each Advance and issuance of each Standby L/C hereunder:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects on and as of such date with the same force and effect as though such representations and warranties had been made on and as of such date;

                  (b) NO DEFAULT. Borrower and Guarantor shall have observed and performed in all material respects all of the terms, conditions and agreements set forth herein on their part to be observed or performed and no Default or Event of Default shall have occurred and be continuing;

                  (c) FINANCIAL STATEMENTS. All financial statements, information and other data furnished by Borrower and Guarantor to the Lender shall be, in all material respects, accurate and correct; the financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied, and shall accurately represent the financial condition of Borrower and Guarantor, as applicable; no material adverse changes in the financial or other condition of Borrower or Guarantor shall have occurred since the date of said statements; and no material liabilities, contingent or otherwise, not shown on said financial statements, shall exist;

                  (d) LITIGATION. There shall be no actions, suits, proceedings or claims pending or threatened against or affecting Borrower or Guarantor, the result of which are likely to substantially and adversely affect Borrower's or Guarantor's financial condition, business or operations.

                  Each request for an Advance or issuance of a Standby L/C by the Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of request for each such Advance that the conditions of paragraphs (a) through (d) above have been satisfied and that no Default or Event of Default has occurred as of such date.

                                    SECTION 8
                              AFFIRMATIVE COVENANTS

         Borrower and Guarantor, as applicable, covenant and agree with the Lender, that from the date hereof and so long as this Agreement remains in effect, or any obligations under the Loan Documents remain outstanding and unpaid, unless the Lender shall otherwise consent in writing, Borrower and Guarantor will:

         WITH RESPECT TO BORROWER AND GUARANTOR:

         8.1 CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, and all rights, licenses, permits and franchises required at the date hereof, or which may be required in the future conduct of its business, and comply with all applicable laws and regulations that affect it, and conduct and operate its business in the same lines and in substantially the same manner in which presently conducted and operated (subject to changes in the ordinary course of business), and at all times, maintain, preserve and protect, in the ordinary course of its business, all franchises, trade names and all property used or required in the conduct of its business, and maintain all such property in good working order and condition.

         8.2 INSURANCE. Maintain its insurable properties adequately insured at all times by financially sound and reputable insurers, to such extent and against such risks, including liability, comprehensive, and property damage insurance, flood, earthquake and other risks in amounts as is customary with companies in the same or similar location and business, and the Borrower shall deliver certificates evidencing such insurance to Lender on or before the Closing Date. The Borrower shall provide at least ten (10) days prior written cancellation notice of intended policy cancellation, non-renewal or material modification.

         8.3 OBLIGATIONS AND TAXES. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it in respect of any of its properties, before the same shall become in default, as well as all lawful claims of labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge, or to cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves shall have been set aside and reflected on its financial statements furnished to the Lender with respect to any such tax, assessment, charge, levy or claim so contested.

         8.4 NOTICE. Give prompt written notice to the Lender of all Defaults or Events of Default of which it becomes aware, under any of the terms and provisions of this Agreement or any of the Loan Documents, or of any default or event of default under any other agreement, contract, indenture, document or instrument entered, or to be entered into by it, or any changes in its current management, and of any other matter which has resulted in, or might result in, a materially adverse change in its financial condition or operations.

         8.5 BOOKS AND RECORDS/AUDITS. Keep and maintain full and accurate accounts, books and records of its operations according to generally accepted accounting principles consistently applied. Borrower and Guarantor shall permit the Lender or any of the Lender's designated officers, employees, agents and representatives, to audit, examine and inspect, at all reasonable times, Borrower's and Guarantor's operational procedures, systems, accounts receivable, accounts payable, inventory, general ledger, books and records.

         8.6 COMPLIANCE WITH LAW. Comply in all material respects with the requirements of all applicable laws, rules, regulations, and orders of governmental authorities relating to the conduct of its business.

         8.7 TRANSACTIONS WITH AFFILIATES. Enter into all transactions with Affiliates on an arms length basis, on substantially the same terms and conditions as are customarily employed in transactions with non-affiliated parties.

         8.8 CONTINGENT LIABILITIES. Inform Lender of any material actual or potential contingent liabilities.

         8.9 EXECUTION OF OTHER DOCUMENTS. Promptly upon demand by the Lender, execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as the Lender may reasonably deem necessary.

         WITH RESPECT TO BORROWER:

         8.10 REPORTING REQUIREMENTS - BORROWER. Cause to be furnished to the Lender:

                  (a) as soon as available, but in any event not later than one hundred twenty (120) days after the close of fiscal year ending December 31, 1995, a management prepared financial statement of Borrower for such fiscal year, including a balance sheet, related statements of income and retained earnings and the related statements of changes in financial position and cash flows, and all schedules thereto, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied.

                  (b) as soon as available, an audited balance sheet dated as of the Closing Date, and all schedules thereto, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied.

                  (c) commencing December 31, 1996, as soon as available, but in any event no later than one hundred twenty (120) days after the close of each fiscal year, with a copy of the unqualified audited (consolidated and/or consolidating, if appropriate) financial statements of the Borrower for such fiscal year, including a balance sheet for such fiscal year as at the end of such fiscal year, and related statements of income and retained earnings and changes in financial position and cash flows, and all schedules thereto, for such fiscal year, setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, such financial statements to be audited by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender in its reasonable discretion (such certification not to be qualified or limited because of any restricted or limited examination made by such accountants);

                  (d) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of the Borrower, with company prepared unaudited financial statements of the Borrower, including a balance sheet as at the end of such fiscal quarter, and related statements of income and retained earnings and all schedules thereto, all for the period from the beginning of such fiscal year to the end of such fiscal quarter, the financial statements setting forth in each case corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods and certified by the President or Chief Financial Officer of the Borrower;

                  (e) concurrently with the delivery of the financial statements referred to in clauses (c) and (d) above, with a certificate of the President or Chief Financial Officer of the Borrower containing: (i) certification that the financial statements are true and correct; that, to the best of his or her knowledge, during such period the Borrower has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement, and that he or she has no knowledge of any Default or Event of Default hereunder except as specifically indicated in such certificate; (ii) computations and conclusions, in such detail as Lender may request, with respect to compliance with this Agreement and all documents executed in connection therewith, including computations of all quantitative covenants;

                  (f) promptly after the filing or receiving thereof, copies of all reports and notices which Borrower files, or after the occurrence of a Reportable Event or condition which might constitute grounds for the termination of or for the appointment of a trustee or administrator of any Plan, under ERISA or the United States Department of Labor;

                  (g) within ten (10) days after service of process or equivalent notice, written notice of any litigation, including arbitrations and of any proceeding by or before any governmental agency where the amount involved or the nature of the proceeding, if adversely determined, may materially and adversely affect Borrower's business, operations, prospects, properties, or assets, or the Borrower's condition, financial or otherwise;

                  (h) promptly, from time to time, such other information relating to Borrower's business, properties, or conditions or operations, financial or otherwise, as the Lender may reasonably request.

         8.11 NET WORTH - BORROWER. With respect to Borrower, (A) achieve a Net Worth (hereinafter defined) as of December 31, 1995 equal to or greater than Borrower's Net Worth as of the Closing Date, plus an amount equal to Borrower's net income reported as of December 31, 1995, less any amount paid in dividends to shareholders as permitted herein; (B) achieve a Net Worth as of June 30, 1996, equal to or exceeding Borrower's Net Worth reported as of December 31, 1995; (C) achieve a Net Worth as of September 30, 1996 equal to or exceeding Borrower's Net Worth reported as of June 30, 1996; and (D) commencing December 31,

1996 and each fiscal year thereafter, Borrower shall achieve and maintain a Net Worth equal to or exceeding Borrower's Net Worth reported as of the prior fiscal year end plus an amount equal to Borrower's net income reported as of the end of each respective fiscal year, less any amount paid in dividends to shareholders as permitted herein.

         8.12 FUNDED DEBT/EARNINGS RATIO - BORROWER. With respect to Borrower, maintain at all times a Funded Debt/Earnings Ratio (hereinafter defined) not to exceed 6.0 to 1.0 as of December 31, 1996; 5.0 to 1.0 commencing as of December 31, 1997; and 4.0 to 1.0 commencing as of December 31, 1998. As used herein, Funded Debt/Earnings Ratio shall be defined as the ratio determined by comparing Borrower's: (A) Funded Debt; to (B) earnings before interest expense, taxes and depreciation/amortization expense.

                  The Funded Debt/Earnings Ratio shall be determined each fiscal quarter on a rolling four (4) quarter basis including the Borrower's financial results for the immediately preceding four (4) fiscal quarters.

         8.13 FIXED CHARGE COVERAGE RATIO - BORROWER. With respect to Borrower, commencing December 31, 1996 and quarterly thereafter, maintain at all times a Fixed Charge Coverage Ratio (hereinafter defined) of not less than 1.5:1.0. As used herein the Fixed Charge Coverage Ratio shall be defined as the ratio determined by comparing Borrower's: (A) earnings before interest expense, taxes and lease expense; to (B) interest expense and lease expense.

                  The Fixed Charge Coverage Ratio shall be determined each fiscal quarter on a rolling four (4) quarter basis utilizing the Borrower's financial results for the immediately preceding four (4) fiscal quarters.

         8.14 DISTRIBUTORSHIP AGREEMENT - BORROWER. With respect to the Borrower, maintain in full force and effect the Rheem Agreement.

         WITH RESPECT TO GUARANTOR:

         8.15 REPORTING REQUIREMENTS - GUARANTOR. Guarantor shall cause to be furnished to the Lender:

                  (a) as soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year of the Guarantor, an audited consolidated balance sheet of the Borrower for such fiscal year as at the end of such fiscal year, related audited statements of income and retained earnings and the related consolidated statements of changes in financial position, and cash flows, showing the cash inflows and cash outflows of the Guarantor for such fiscal year, setting forth, in each case in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and the prior year; such financial statements to be certified by independent certified public accountants selected by the Guarantor and acceptable to the Lender (the "CPA") (such certification not to be qualified or limited by such accountants) and certified by its chief financial officer; (the Lender's acceptance of the CPA shall not be unreasonably withheld);

                  (b) as soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year of the Guarantor, consolidating financial statements of the Guarantor for such fiscal year, including a consolidating balance sheet, related consolidating statements of income and retained earnings, and schedules thereto, setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied.

                  (c) within ten (10) days of the filing thereof with the Securities and Exchange Commission ("SEC") each 10-K and 10-Q filed by the Guarantor with the SEC, together with all schedules and exhibits filed therewith, said statements to be prepared according to the standards set forth by the SEC for such reports;

                  (d) concurrently with the delivery of the financial statements referred to in clause (a), (b) and (c) above, if requested by Lender, a certificate of the President or Chief Financial Officer of Guarantor containing:
(i) certification that the financial statements are true and correct; that, to the best of his or her knowledge, during such period the Guarantor has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and that he or she has obtained no knowledge of any Default or Event of Default hereunder except as specifically indicated in such certificate; and (ii) computations and conclusions, in such detail as Lender may request, with respect to compliance with this Agreement and all documents executed in connection therewith, including computations of all quantitative covenants;

                  (e) promptly after the same are sent, copies of all proxy statements, financial statements and reports which the Guarantor sends to its stockholders, and within ten (10) days after the same are filed, copies of all regular, periodic and special reports (including but not limited to reports on Forms 10-K, 10-Q and 8-K), and all registration statements which the Guarantor files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange;

                  (f) promptly after the filing or receiving thereof, copies of all reports and notices which the Guarantor files, after the occurrence of a Reportable Event or condition which might constitute grounds for the termination of or for the appointment of a trustee or administrator of any Plan, under ERISA or the United States Department of Labor;

                  (g) within ten (10) days after service of process or equivalent notice, written notice of any litigation, including arbitrations and of any proceeding by or before any governmental agency where the amount involved or the nature of the proceeding, if adversely determined, may materially and adversely affect the Guarantor's business, operations, prospects, properties, or assets, or the Guarantor's condition, financial or otherwise;

                  (h) promptly, from time to time, such other information relating to Guarantor's business, properties, or conditions or operations, financial or otherwise, as the Lender may reasonably request.

         8.16 TANGIBLE NET WORTH - GUARANTOR. With respect to Guarantor, achieve and maintain a Tangible Net Worth equal to at least THIRTY MILLION DOLLARS ($30,000,000.00).

         8.17 LEVERAGE RATIO - GUARANTOR. With respect to the Guarantor, report a ratio of total Liabilities to Tangible Net Worth not to exceed 3.0 to
1.0 at all times.

         8.18 MANAGEMENT - GUARANTOR. With respect to Guarantor, maintain Albert H. Nahmad and Ronald P. Newman in its active day to day control and management.

                                    SECTION 9
                               NEGATIVE COVENANTS

         The Borrower and Guarantor, as applicable, covenant and agree with the Lender that from the date hereof and so long as this Agreement remains in effect or any obligations under the Loan Documents remain outstanding and unpaid, unless the Lender shall otherwise consent in writing, the Borrower and Guarantor will not:

         WITH RESPECT TO BORROWER AND GUARANTOR:

         9.1 DEFAULT UNDER OTHER AGREEMENTS OR CONTRACTS. Commit or do, or fail to commit to do, any act or thing which would constitute a default under any of the terms or provisions of any other agreement, contract, indenture, document or instrument executed, or to be executed by it if the effect of such default could materially and adversely affect the business or financial condition of (i) the Borrower; (ii) Guarantor and its subsidiaries taken as a whole;

         9.2 ACCOUNTING PRACTICES. Change any of its accounting practices or procedures, unless such change is in accordance with or permitted within generally accepted accounting principles.

         WITH RESPECT TO BORROWER:

         9.3 GUARANTIES/DEBT ASSUMPTIONS - BORROWER. With respect to Borrower, guarantee any obligations or assume any indebtedness, except that Borrower shall be entitled to endorse instruments for collection in the ordinary course of business.

         9.4 SALE/LEASEBACK AND CAPITALIZED LEASE TRANSACTIONS - BORROWER. With respect to Borrower, enter into any sale and lease-back or capitalized lease obligation with respect to any of its fixed assets which would exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in the aggregate.

         9.5 DISPOSAL OF PROPERTY - BORROWER. With respect to Borrower, except for the sale of inventory in the ordinary course of business, sell significant assets where the consideration or purchase price for such assets would exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in the aggregate during any fiscal year.

         9.6 OWNERSHIP - BORROWER. With respect to Borrower, change in any way its ownership.

         9.7 ADDITIONAL INDEBTEDNESS - BORROWER. With respect to Borrower, with the exception of (i) Indebtedness incurred in connection with the Asset Purchase, in an amount not to exceed FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000.00), and including the Subordinated Indebtedness; and (ii) Indebtedness to Guarantor, advanced by Guarantor to Borrower to support short term working capital needs of Borrower in an amount not to exceed TWO MILLION DOLLARS ($2,000,000.00) outstanding at any time; incur, create, assume or permit to exist any additional Indebtedness for borrowed money, secured or unsecured, or in the form of purchase money obligations or capitalized leases in an amount exceeding FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in the aggregate at any one time outstanding.

         9.8 DIVIDENDS - BORROWER. With respect to Borrower, pay or declare dividends to shareholders in excess of one hundred percent (100%) of net profit after taxes for the immediately preceding fiscal year end.

         9.9 ADDITIONAL LIENS - BORROWER. With respect to Borrower, incur, create, assume or permit to exist any additional Liens on any of its property or assets now owned or hereafter acquired, except for Liens incurred in connection with the purchase money financing permitted under Section 9.7 hereinabove.

         9.10 CAPITAL EXPENDITURES - BORROWER. With respect to Borrower, make capital expenditures in any fiscal year exceeding TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in the aggregate.

         9.11 ADVANCES TO AFFILIATES. Make any loans, advances or distributions to stockholders, subsidiaries, Affiliates, officers, employees or third parties.

         9.12 LIMITATION ON MERGERS AND SALE OF ASSETS. With the exception of the Asset Purchase, enter into any transaction or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets.

         9.13 CONTROL/NAME. Change in any way its control, name or otherwise change its nature of business.

         9.14 NOTES, ACCOUNTS RECEIVABLE. Except for the purpose of collection in the ordinary course of business, sell, assign, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment, with or without recourse.

         BORROWER, GUARANTOR AND LENDER EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE COVENANTS SET FORTH HEREIN PERTAINING TO GUARANTOR SHALL BE MODIFIED AND AMENDED IN ACCORDANCE AND SIMULTANEOUSLY WITH ANY MODIFICATION OR AMENDMENT OF THE COVENANTS SET FORTH IN THE LINE AGREEMENT.

                                   SECTION 10
                              DEFAULTS AND REMEDIES

         10.1 EVENTS OF DEFAULT AND REMEDIES. If any one or more of the following Events of Default shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be affected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), that is to say:

            (a) any representation or warranty made herein or by the Borrower or Guarantor in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or any Advance or borrowing hereunder, shall prove to be false or misleading in any material respect, or any representation or warranty made by the Borrower or Guarantor in any future report, certificate, financial statement or other instrument furnished in connection with this Agreement, or any Advances or borrowings hereunder, shall prove to be false or misleading in any material respect, which representation or warranty made by the Borrower or Guarantor remains false or misleading in any material respect for a period of thirty (30) days after the occurrence thereof;

                  (b) the Borrower shall fail to pay the principal of or interest on any obligations created hereunder, within five (5) days of when and as the same shall become due and payable, whether at the due date or by acceleration or otherwise;

                  (c) any default shall occur on the part of the Borrower or Guarantor in the due observance or performance of any covenant, agreement or other provision of this Agreement or any of the Loan Documents, other than for the payment of money, which default remains in effect for a period of thirty
(30) consecutive days after the occurrence thereof;

                  (d) the Borrower or Guarantor shall fail to make payment of principal or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or shall default in the performance of any other agreement, covenant, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause the holder or holders of such Indebtedness to accelerate the maturity thereof or results in a material adverse effect on its business or financial condition;

                  (e) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or of any of its property; (ii) admit in writing its inability to pay its debts as they mature or generally fail to pay such debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any corporate action for the purpose of effecting any of the foregoing;

                  (f) an order, judgment or decree shall be entered against Borrower or Guarantor, without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking the reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) consecutive days from the date of entry thereof;

                  (g) a final judgment or final judgments, excluding claims covered by insurance, shall be rendered against the Borrower or Guarantor except for final judgments which do not exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in the aggregate, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, provided that a judgment shall be deemed "final" only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed shall have been determined adversely to it;

                  (h) any monies, deposits other property of the Borrower or Guarantor now or hereafter on deposit with, or in the possession or under control of the Lender, shall become subject to attachment proceedings, or distraint proceedings or any order or process of court, and such proceedings are not effectively stayed within a period of thirty (30) consecutive days after the institution thereof;

                  (i) any default shall occur under any other existing or future written agreements between the Borrower or Guarantor and the Lender which remains uncured after expiration of any applicable grace period;

                  (j) any material adverse change in the business or financial condition of Borrower or Guarantor, as determined by Lender;

                  (k) the liquidation, dissolution, or wind-up of Borrower or Guarantor, whether voluntarily or involuntarily, or failure of Borrower or Guarantor to maintain its corporate existence;

                  (l) the invalidation, discharge or subordination, in whole or in part, of any of Lender's security documents or any of the Lender's liens;

                  (m) the sale, transfer or conveyance of any part or portion of the Collateral, or any interest therein;

                  (n) cancellation, termination or material breach of the Rheem Agreement; provided, however, Borrower shall have thirty (30) days to cure any breach of the Rheem Agreement;

                  (o) any default shall occur under the Guaranty, the Line Agreement or the Standby L/C Agreement.

         THEN, and in every such Event of Default, the Lender may, at its option: (i) declare all obligations of the Borrower to the Lender hereunder and under the Standby L/C Agreement to be due and payable forthwith, including without limitation principal, interest, fees, costs and expenses, whereupon the Note shall become due and payable immediately, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in such Notes to the contrary notwithstanding; (ii) declare permanently terminated any commitment of the Lender to make further Advances or issue any further Standby L/C's; and
(iii) pursue all of the rights and remedies available to the Lender under this Agreement and each of the Loan Documents.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed by registered or certified mail, sent by facsimile transmission or hand delivered to the applicable party at the address indicated below:

         IF TO THE BORROWER:                CAC ACQUISITION, INC./CENTRAL
                                            AIR CONDITIONING DISTRIBUTORS, INC.
                                            c/o Watsco, Inc.
                                            2665 South Bayshore Drive
                                            Coconut Grove, Florida  33133
                                            Attn: Ronald P. Newman

         IF TO GUARANTORS:                  WATSCO, INC.
                                            2665 South Bayshore Drive
                                            Coconut Grove, Florida  33133
                                            Attn: Ronald P. Newman,
                                                  Vice President-Finance

         WITH A COPY TO:                    GREENBERG TRAURIG
                                            1221 Brickell Avenue
                                            Miami, Florida  33131
                                            Attn:  Cesar L. Alvarez, Esq.

         IF TO THE LENDER:                  NATIONSBANK OF FLORIDA, N.A.
                                            150 S.E. Third Avenue
                                            Miami, Florida  33131
                                            Attn: Commercial Banking Manager
                                            and Steven C. Mayer, Vice President

         WITH A COPY TO:                    BUCHANAN INGERSOLL P.C.
                                            One Turnberry Place
                                            19495 Biscayne Boulevard, Suite 606
                                            Miami, Florida 33180-2320
                                            Attn:  Ralph B. Bekkevold, Esq.

or, as to any party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been duly given or made, in the case of facsimile transmission when an appropriate answerback has been received by the sending party, in the case of registered or certified mail, on the third Business Day after the day on which mailed, and in the case of hand delivery, upon actual delivery.

         11.2 SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lender of the borrowings herein contemplated, and the execution and delivery to the Lender of each of the Loan Documents and shall continue in full force and effect so long as any Indebtedness created hereunder is outstanding and unpaid. All covenants and agreements by or on behalf of the parties hereto which are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

         11.3 EFFECT OF DELAY. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         11.4 EXPENSES. The Borrower shall pay all fees and out-of-pocket expenses reasonably incurred by the Lender in connection with the preparation and closing of this Agreement, including but not limited to the fees and expenses of special counsel for the Lender, and shall pay the fees and expenses incurred by the Lender in connection with the borrowings hereunder, and the enforcement of the rights of the Lender in connection with this Agreement, including but not limited to the reasonable fees and expenses of counsel.

         11.5 MODIFICATIONS AND WAIVERS. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and such waiver or consent shall be effective only in the specific instance and for the purpose of which given. No notice to or demand on the Borrower or Guarantor in any case shall thereby entitle it to any other or further notice or demand in the same, similar or other circumstances.

         11.6 DISCLAIMER. The Lender shall incur no liability to the Borrower or Guarantor in acting upon any advice received by the Lender, whether oral or written, which the Lender believes in good faith to have been given by an officer or other person authorized to borrow on behalf of the Borrower or in otherwise acting in good faith under this Agreement. Further, all documents required to be executed in conjunction with borrowings under this Agreement may be signed by any of the officers or other persons duly authorized by the general borrowing resolutions of the Borrower and Guarantor, as applicable, as such resolutions may be amended from time to time.

         11.7 REMEDIES CUMULATIVE. Any rights or remedies of the Lender hereunder, or under any other writing shall be cumulative and in addition to every other right or remedy contained therein or herein, now in existence or existing hereafter, at law or in equity by statute or otherwise. Upon the occurrence of an Event of Default, the Lender may proceed to enforce any of the rights and remedies against the Borrower and Guarantor, or against any collateral given as security for the Indebtedness hereunder, and the Lender may enforce such rights and remedies simultaneously, or in such order and at such time, or from time to time, as the Lender determines in its sole and absolute discretion.

         11.8 APPLICATION OF PAYMENTS. Payments received by the Lender from the Borrower or Guarantor, whether direct or from realizations on any collateral, may be applied to payment of such obligations of the Borrower in such order of application as the Lender may elect, and the Borrower and Guarantor hereby waives any rights to designate to which of its obligations any such payments shall be applied.

         11.9 CONSTRUCTION. This Agreement shall be governed and construed in accordance with the laws of the State of Florida except as to regulations governing interest rates or other terms of lending which are governed by all applicable laws.

         11.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective only to the extent of such unenforceability, without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.11 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         11.12 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor Guarantor shall have the right to assign its rights hereunder or any interest herein.

         11.13 INDEMNIFICATION. The Borrower agrees to indemnify the Lender and to pay for all documentary stamp taxes, intangible taxes and penalties thereon which may become due in connection with this Agreement or the Note. The Borrower shall execute a letter in favor of the Lender evidencing this indemnification.

         11.14 TIME OF PAYMENTS. All payments required to be made by the Borrower hereunder (except for direct debits by the Lender) shall be paid to the Lender in readily available funds on or before 2:00 P.M. (Miami, Florida time) on the dates such payments are due. Payments received by the Lender subsequent to that time will be credited to the Borrower on the next successive Business Day.

         11.15 MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (a) SPECIAL RULES. The arbitration shall be conducted in the city of Lender's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration

Association will serve. All arbitration hearings will be commenced within ninety
(90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b) RESERVATION OF RIGHTS. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. ss.91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Lender's option, foreclosure under a pledge and assignment agreement, a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the security instrument, or by judicial sale under the security instrument, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                  (c) ARBITRAL AWARD. The arbitral award shall include (i) a provision that the prevailing party in such arbitration shall recover its costs of the arbitration and reasonable attorneys' fees and expenses from the other party; and (ii) the amount of such costs, fees and expenses. Any cause of action subject to such arbitration shall be subject to the same statute of limitations that would have been applicable to such cause of action in an action of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                [BORROWER]

                                                CAC ACQUISITION, INC.,
                                                a North Carolina corporation

                                                By: /s/ BARRY S. LOGAN
                                                   ----------------------------

                                                As: President
                                                    ---------------------------
                                                         [CORPORATE SEAL]

                                               [GUARANTOR]

                                               WATSCO, INC.,
                                               a Florida corporation

                                               By: /s/ RONALD P. NEWMAN
                                                   ----------------------------

                                               As: V.P. of Finance
                                                   ----------------------------
                                                         [CORPORATE SEAL]

                                              [LENDER]

                                              NATIONSBANK OF FLORIDA, N.A.

                                              By: /s/ SIGFREDO BIRRIEL
                                                 ------------------------------

                                              As: Senior Vice President
                                                  -----------------------------

STATE OF NORTH CAROLINA    )
                           ) SS:
COUNTY OF FORSYTH          )

         The foregoing instrument was acknowledged before me in Winston-Salem, North Carolina this 26th day of October, 1995 by Barry S. Logan, as President of CAC ACQUISITION, INC., a North Carolina corporation, on behalf of said corporation, who is personally known to me or has produced Florida Driver's License as identification.

                                  /s/ KAY F. HARPER
                                      ------------------------------------
[NOTARY SEAL]                     NOTARY PUBLIC
                                  Print Name: Kay F. Harper
                                  Serial No: ###-##-####

My Commission Expires: 3/8/98


STATE OF NORTH CAROLINA    )
                           ) SS:
COUNTY OF FORSYTH          )

         The foregoing instrument was acknowledged before me in Winston-Salem, North Carolina this 26th day of October, 1995 by Ronald P. Newman, as
V.P. of Finance of WATSCO, INC., a Florida corporation, on behalf of said corporation, who is personally known to me or has produced Florida Driver's License as identification.

                                  /s/ KAY F. HARPER
                                      ------------------------------------
[NOTARY SEAL]                     NOTARY PUBLIC
                                  Print Name: Kay F. Harper
                                  Serial No: ###-##-####

My Commission Expires: 3/8/98

STATE OF NORTH CAROLINA    )
                           ) SS:
COUNTY OF FORSYTH          )

         The foregoing instrument was acknowledged before me in Winston-Salem, North Carolina this 26th day of October, 1995 by Sigfredo Birriel, as
Sr. Vice President of NATIONSBANK OF FLORIDA, N.A., a national banking association on behalf of said Bank, who is personally known to me or has produced Florida Driver's License as identification.

                                  /s/ KAY F. HARPER
                                      ------------------------------------
[NOTARY SEAL]                     NOTARY PUBLIC
                                  Print Name: Kay F. Harper
                                  Serial No: ###-##-####

My Commission Expires: 3/8/98
                                       37